UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2023

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Cash Severance Policy1

On March 6, 2023, the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”) adopted the Company’s Senior Executive Cash Severance Policy (the “Policy”). This Policy provides that the Company will not enter into any new employment agreement or severance or separation arrangement or agreement with any senior executive of the Company, or establish any new severance plan or policy covering any senior executive of the Company, in each case, that provides for cash severance benefits exceeding 2.99 times the sum of the senior executive’s base salary plus target bonus for the year of termination, without seeking stockholder approval or ratification of such agreement, arrangement, plan or policy.
The foregoing description of the Policy is qualified in its entirety by reference to the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Committee Assignments

The Company previously announced the appointments of Eric Branderiz and Nella Domenici to its Board of Directors (the “Board”) effective February 21, 2023. It also announced that Maureen Breakiron-Evans, who joined the Board in 2009, had informed the Board that she will not stand for re-election at Cognizant's 2023 Annual Meeting of Shareholders.

Given these changes to the Board's composition, the Company previously announced that the Board intended to evaluate the composition of its committees. The Board has completed such evaluation and made the following changes, each effective as of March 6, 2023:

•Appointed Mr. Branderiz to the Audit Committee and Compensation and Human Capital Committee;
•Appointed Ms. Domenici to the Finance and Strategy Committee and Governance and Sustainability Committee;
•Removed Michael Patsalos-Fox from the Governance and Sustainability Committee and appointed Stephen Rohleder to the Governance and Sustainability Committee; and
•Removed Vinita Bali from the Finance and Strategy Committee and appointed her to the Governance and Sustainability Committee.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Cognizant Technology Solutions Corporation Senior Executive Cash Severance Policy*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Management contract or compensatory plan or arrangement.

1 NTD: All references to the policy and its provisions to be updated to reflect any changes in the as-adopted policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary

Date: March 6, 2023